UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 11, 2021
_______________________________________________________________________________

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 11, 2021, the K/I/E Trust Under Agreement 10/24/2018 (the “KIE Trust”) sold 4,751,522 shares (the “Sale”) of Common Stock of National Research Corporation, a Wisconsin corporation (the “Company”) to a wholly owned subsidiary of the Common Property Trust (the “CP Trust”). The KIE Trust and CP Trust are irrevocable trusts established for the benefit of certain family members of Mike Hays, the Company’s CEO and founder, as well as other beneficiaries. The Sale was done for Hays family estate planning purposes. The Company’s Board of Directors (the “Board”) took certain actions permitted by the Wisconsin Business Corporation Law (the “WBCL”) and the Company’s Amended and Restated Articles of Incorporation (the “Articles”) prior to the Sale, as further described herein.

The WBCL and the Articles provide certain restrictions on control share voting and business combinations. Section 180.1150 of the WBCL (the “Control Share Statute”) provides that the voting power of shares held by any person in excess of 20 percent of the voting power in the election of directors is limited to 10 percent of the full voting power of those shares. The Control Share Statute does not apply to shares that were acquired from the Company. The Control Share Statute also provides that normal voting power can be restored by a vote of the shareholders or by the Board.

Sections 180.1140 to 180.1144 (the “Business Combination Statute”) of the WBCL and Article 9 of the Articles provide, in relevant part, that the Company may not engage in a business combination with an “interested stockholder” of the Company for 3 years after the interested stockholder becomes an interested stockholder. An interested stockholder is a person that is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock of the Company. The business combination restrictions do not apply to a business combination with an interested stockholder if the subject corporation did not have a class of voting stock registered or traded on a national securities exchange or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on the date the interested stockholder became an interested stockholder. In addition, the restriction does not apply if the Board has approved the interested stockholder’s acquisition of stock prior to the date such stock is acquired.

After the 3-year period, the Company may engage in a business combination with the interested stockholder if certain specified requirements are met. These requirements include approval of the transaction by a majority of the voting stock not beneficially owned by the interested stockholder or certain criteria regarding the form and amount of consideration to be received by the stockholders in the transaction.

As a result of Mr. Hays’ ownership of the Company prior to its initial public offering, as well as previous Board action, the Control Share Statute, Article 9 of the Articles, Article 10 of the Articles, and the Business Combination Statute (collectively, the “Restrictive Provisions”) do not currently apply to Mr. Hays or the KIE Trust. In addition, prior to the Sale, the Board approved the acquisition of shares of Common Stock by the CP Trust for purposes of the Restrictive Provisions such that the restrictions and voting limitations contained therein do not apply to the CP Trust. The Board also exempted from the Restrictive Provisions future transfers among any trusts, entities, or other persons that are controlled by members of Mr. Hays’ family or otherwise hold the Company’s Common Stock for the benefit of Mr. Hays’ family.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: March 15, 2021	By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary